FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF JUNE 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                         (in thousands, except
per share amounts)
OPERATING REVENUES
  Electric                                            $2,478,494
$2,478,494
  Gas                                                    383,868
383,868
                                                       2,862,362
-          2,862,362

OPERATING EXPENSES
  Fuel used in electric production                       723,749
723,749
  Gas purchased                                          192,327
192,327
  Purchased and exchanged power                           31,155
31,155
  Other operation                                        567,004
567,004
  Maintenance                                            193,764
193,764
  Depreciation                                           291,043
291,043
  Amortization of phase-in deferrals                       2,273
2,273
  Post-in-service deferred operating
    expenses -- net                                       (5,090)
(5,090)
  Taxes
    Federal and state income                             158,951
158,951
    State, local and other                               247,216
247,216
                                                       2,402,392
-          2,402,392

OPERATING INCOME                                         459,970
-            459,970

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                           3,755
3,755
  Post-in-service carrying costs                           8,055
8,055
  Phase-in deferred return                                 8,161
8,161
  Income taxes                                             9,654
9,654
  Other - net                                            (21,609)
(21,609)
                                                           8,016
-              8,016

INCOME BEFORE INTEREST AND OTHER CHARGES                 467,986
-            467,986

INTEREST AND OTHER CHARGES
  Interest on long-term debt                             215,748
215,748
  Other interest                                          23,639
23,639
  Allowance for borrowed funds used
    during construction                                  (10,542)
(10,542)
  Preferred dividend requirements of
    subsidiaries                                          34,630
34,630
                                                         263,475
-            263,475

NET INCOME                                              $204,511
-           $204,511

AVERAGE COMMON SHARES OUTSTANDING                        152,331
22,874            175,205

EARNINGS PER COMMON SHARE                                  $1.33
$1.17

DIVIDENDS DECLARED PER COMMON SHARE                        $1.60
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

ASSETS
                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                                     (in
thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                          $8,393,518
$8,393,518
    Gas                                                  664,536
664,536
    Common                                               184,750
184,750
                                                       9,242,804
-          9,242,804
  Accumulated depreciation                             3,262,715
3,262,715
                                                       5,980,089
-          5,980,089

  Construction work in progress                          241,987
241,987
      Total utility plant                              6,222,076
-          6,222,076

CURRENT ASSETS
  Cash and temporary cash investments                     25,206
600,453            625,659
  Restricted deposits                                      4,646
4,646
  Accounts receivable less accumulated
    provision of $10,212,000                             251,888
251,888
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production                160,363
160,363
      Gas stored for current use                          21,187
21,187
      Other materials and supplies                        93,722
93,722
  Property taxes applicable to subsequent year           134,729
134,729
  Prepayments and other                                   46,947
46,947
                                                         738,688
600,453          1,339,141

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                        188,061
188,061
    Phase-in deferred return and depreciation            105,211
105,211
    Deferred demand-side management costs                114,768
114,768
    Amounts due from customers - income taxes            393,859
393,859
    Deferred merger costs                                 50,067
50,067
    Unamortized costs of reacquiring debt                 71,778
71,778
    Other                                                 81,665
81,665
  Other                                                  141,581
141,581
                                                       1,146,990
-          1,146,990

                                                      $8,107,754
$600,453         $8,708,207

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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                                (dollars in
thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,567,331 Actual
      and 179,441,740 Pro Forma                           $1,566
$229             $1,795
  Paid-in capital                                      1,570,873
600,224          2,171,097
  Retained earnings                                      900,094
900,094
    Total common stock equity                          2,472,533
600,453          3,072,986

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                    227,915
227,915
  Subject to mandatory redemption                        160,000
160,000

LONG-TERM DEBT                                         2,652,382
2,652,382
    Total capitalization                               5,512,830
600,453          6,113,283

CURRENT LIABILITIES
  Long-term debt and preferred stock
    of subsidiaries due within one year                  150,400
150,400
  Notes payable                                          244,000
244,000
  Accounts payable                                       184,400
184,400
  Refund due to customers                                 15,796
15,796
  Litigation settlement                                   80,000
80,000
  Accrued taxes                                          261,787
261,787
  Accrued interest                                        56,740
56,740
  Other                                                   39,544
39,544
                                                       1,032,667
-          1,032,667

OTHER LIABILITIES
  Deferred income taxes                                1,074,724
1,074,724
  Unamortized investment tax credits                     190,804
190,804
  Accrued pension and other postretirement
    benefit costs                                        153,753
153,753
  Other                                                  142,976
142,976
                                                       1,562,257
-          1,562,257

                                                      $8,107,754
$600,453         $8,708,207

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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                       Pro Forma
                                                     Actual
Adjustments         Pro Forma
                                                                     (in
thousands)

BALANCE JULY 31, 1994                                   $943,659
$943,659

  Net income                                             204,511
204,511
  Dividends on common stock                             (243,797)
(243,797)
  Other                                                   (4,279)
(4,279)


BALANCE JUNE 30, 1995                                   $900,094
-           $900,094
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
CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Issuance of 22,874,409* Shares of Common Stock, $.01 par value per share




Entry No. 1

Cash and temporary cash investments
$600,453,236
  Common stock
$228,744
  Paid-in capital
600,224,492

To record the issuance of 22,874,409 shares of common stock at the June 30, 1995, close price of $26-1/4 per share.


* Consists of 10,000,000 shares of common stock authorized October 21, 1994, less 2,125,591 shares issued through June 30, 1995, plus the current request for authority to issue an additional 15,000,000 shares.
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